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Exhibit 4.2

CITY NATIONAL CORPORATION

$225,000,000

5.125% Senior Notes Due 2013

Registration Rights Agreement

New York, New York
February 13, 2003

Salomon Smith Barney Inc.
City National Securities, Inc.
Credit Suisse First Boston Corporation
Keefe, Bruyette & Woods, Inc.
Lehman Brothers Inc.
RBC Dominion Securities Corporation
As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        City National Corporation, a bank holding company incorporated under the laws of Delaware (the "Company"), proposes to issue and sell to certain purchasers (the "Initial Purchasers"), upon the terms set forth in a purchase agreement of even date herewith (the "Purchase Agreement"), its 5.125% Senior Notes Due 2013 (the "Securities") relating to the initial placement of the Securities (the "Initial Placement"). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Company agrees with you for your benefit and the benefit of the holders from time to time of the Securities (including the Initial Purchasers) (each a "Holder" and, together, the "Holders") in accordance with the terms and subject to the conditions of this Agreement, as follows:

        1.    Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Affiliate" of any specified person shall mean any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

        "Broker-Dealer" shall mean any broker or dealer registered as such under the Exchange Act.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of Los Angeles, California, and The City of New York, New York.

        "Commission" shall mean the United States Securities and Exchange Commission.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Exchange Offer Prospectus" shall mean the prospectus included in the Exchange Offer Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the New Securities covered by such Exchange Offer Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

        "Exchange Offer Registration Period" shall mean the 210-day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

        "Exchange Offer Registration Statement" shall mean a registration statement of the Company on Form S-4 (or, if applicable, on any other appropriate form) under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Exchange Offer Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "Exchanging Dealer" shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Securities any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Company or any Affiliate of the Company).

        "Holder" shall have the meaning set forth in the preamble hereto.

        "Indenture" shall mean the Indenture relating to the Securities, dated as of February 13, 2003, between the Company and U.S. Bank National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

        "Initial Placement" shall have the meaning set forth in the preamble hereto.

        "Initial Purchaser" shall have the meaning set forth in the preamble hereto.

        "Losses" shall have the meaning set forth in Section 6(d) hereof.

        "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of Securities registered under a Registration Statement.

        "Managing Underwriters" shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering.

        "New Securities" shall mean debt securities of the Company identical in all material respects to the Securities (except that (i) interest thereon shall accrue from the last date to which interest has been paid or duly provided for on the Securities or, if no such interest has been paid or duly provided for, from the date of issuance of the Securities, (ii) the interest rate step-up provisions and (iii) the transfer restrictions shall be modified or eliminated, as appropriate) and to be issued under the Indenture.

        "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the New Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

        "Purchase Agreement" shall have the meaning set forth in the preamble hereto.

        "Registered Exchange Offer" shall mean the proposed offer of the Company, pursuant to the provisions of Section 2, to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the New Securities.

        "Registration Statement" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

        "Securities" shall have the meaning set forth in the preamble hereto.

        "Shelf Registration" shall mean a registration effected pursuant to Section 3 hereof.

        "Shelf Registration Period" has the meaning set forth in Section 3(b) hereof.

        "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or New Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

        "Trustee" shall mean the trustee with respect to the Securities under the Indenture.

        "underwriter" shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

        2.    Registered Exchange Offer.    (a) The Company shall prepare and, not later than 120 days following the date of the original issuance of the Securities (or, if such day is not a Business Day, the first Business Day thereafter), shall file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Company shall use its reasonable best efforts to (i) cause the Exchange Offer Registration Statement to become effective under the Act within 210 days of the date of the original issuance of the Securities (or, if such day is not a Business Day, the first Business Day thereafter) and (ii) consummate the Registered Exchange Offer within 45 days after the Exchange Offer Registration Statement becomes effective (or, if such day is not a Business Day, the first Business Day thereafter).

          (b)  Upon the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Securities for New Securities (assuming that such Holder is not an Affiliate of the Company, acquires the New Securities in the ordinary course of such Holder's business, has no arrangements with any person to participate in the distribution of the New Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

          (c)  In connection with the Registered Exchange Offer, the Company shall:

            (i)    mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (ii)  keep the Registered Exchange Offer open for not less than 20 Business Days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

            (iii)  except as otherwise provided in Sections 4(c) and (k), use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required, under the Act to ensure that it is available for sales of New Securities by Exchanging Dealers during the Exchange Offer Registration Period;

            (iv)  utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee or an Affiliate of the Trustee;

            (v)  permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

            (vi)  prior to effectiveness of the Exchange Offer Registration Statement, if requested or required by the Commission, provide a supplemental letter to the Commission (A) stating that the Company is conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (B) including a representation that the Company has not entered into any arrangement or understanding with any person to distribute the New Securities to be received in the Registered Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Securities in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Securities; and

            (vii) comply in all respects with all applicable laws.

          (d)  As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

            (i)    accept for exchange all Securities duly tendered and not validly withdrawn pursuant to the Registered Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal delivered pursuant thereto;

            (ii)  deliver, or cause to be delivered, to the Trustee for cancelation in accordance with Section 4(s) all Securities so accepted for exchange; and

            (iii)  cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of New Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

          (e)  Each Holder hereby acknowledges and agrees that any such Holder using the Registered Exchange Offer to participate in a distribution of the New Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Act if the resales are of New Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or one of its Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Company that, at the time of the consummation of the Registered Exchange Offer:

            (i)    any New Securities received by such Holder will be acquired in the ordinary course of business;

            (ii)  such Holder will have no arrangement or understanding with any person to participate in the distribution of the Securities or the New Securities within the meaning of the Act; and

            (iii)  such Holder is not an Affiliate of the Company (or, if such Holder is an Affiliate of the Company, such Holder will comply with the registration and Prospectus delivery requirements of the Act to the extent applicable);

  it being understood that such Holder shall be required to make such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 (or, if applicable, any other appropriate form under the Act) available in connection with such Registered Exchange Offer. In addition, if the Holder is a Broker-Dealer who will receive New Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities, such Holder will be required to acknowledge that it shall deliver a Prospectus in connection with any resale of such New Securities.

          (f)    If any Initial Purchaser determines that it is not eligible under applicable Commission rules, regulations or interpretations to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Company shall, subject to applicable law (including, without limitation, the Act), issue and deliver to such Initial Purchaser, subject to applicable law, in exchange for such Securities, a like principal amount of New Securities. The Company shall use its reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP number for such New Securities as for New Securities issued pursuant to the Registered Exchange Offer.

        3.    Shelf Registration.    (a) If (i) due to any change in law or applicable interpretations thereof by the Commission's staff, the Company determines upon advice of its outside counsel that it is not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Exchange Offer Registration Statement is not declared effective within 210 days of the date of original issuance of the Securities (or, if such day is not a Business Day, the first Business Day thereafter) or the Registered Exchange Offer is not consummated within 45 days after the Exchange Offer Registration Statement is declared effective (or, if such day is not a Business Day, the first Business Day thereafter); provided that, if the Exchange Offer Registration Statement shall be declared effective, or the Registered Exchange Offer shall be consummated, at any time after the expiration of the applicable time period set forth in this clause (ii), then the Company's obligations under this clause (ii) shall terminate; (iii) any Initial Purchaser so requests with respect to Securities that are not eligible under applicable Commission rules, regulations or interpretations to be exchanged for New Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) any Holder (other than an Initial Purchaser) is not eligible under applicable Commission rules, regulations or interpretations to participate in the Registered Exchange Offer or does not receive New Securities in the Registered Exchange Offer that are freely tradeable without limitations under the Act other than by reason of such Holder being an Affiliate of the Company; or (v) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires New Securities pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable New Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Act in connection with sales of New Securities acquired in exchange for such Securities shall result in such New Securities being not "freely tradeable"; and (y) the requirement that an Exchanging Dealer deliver an Exchange Offer Prospectus in connection with sales of New Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such New Securities being not "freely tradeable"), the Company shall effect a Shelf Registration Statement in accordance with subsection (b) below.

          (b)(i)The Company shall as promptly as practicable (but in no event more than 45 days after so required or requested pursuant to this Section 3 (or, if such day is not a Business Day, the first Business Day thereafter)), file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective under the Act as promptly as reasonably practicable a Shelf Registration Statement relating to the offer and sale of the Securities or the New Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder (i) agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder, (ii) complies with the obligations set forth in Section 4(o) and (iii) executes and delivers such other agreements and documents as may be required by applicable law in connection with such registration; and provided further, that with respect to New Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Company may, if permitted by current interpretations by the Commission's staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of its obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement; and provided further, that nothing in this Section 3(b) shall require the Company to file a Shelf Registration Statement, or cause it to be declared effective, at any time earlier than the time an Exchange Offer Registration Statement would be required to be filed, or be declared effective, respectively, pursuant to the provisions of Section 2(a).

          (ii)  The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Securities or New Securities, as applicable, covered by the Shelf Registration Statement (i) have been sold pursuant to the Shelf Registration Statement, (ii) are transferable pursuant to paragraph (k) of Rule 144 under the Act (or any successor provision thereto) or (iii) otherwise are no longer registrable pursuant to the provisions of Section 8 (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it suspends the availability of the Shelf Registration Statement for any period or otherwise voluntarily takes any action that would result in Holders of Securities covered thereby not being able to offer and sell such Securities during that period, unless (A) such action is required by applicable law; or (B) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets or other material corporate transaction or event, so long as the Company promptly thereafter complies with the requirements of Section 4(k) hereof, if applicable.

        4.    Additional Registration Procedures.    In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply.

          (a)  The Company shall:

            (i)    furnish to you, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall in good faith consider for inclusion in each such document, when so filed with the Commission, such comments as you reasonably propose;

            (ii)  include, subject to applicable law, the information substantially as set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

            (iii)  if requested by an Initial Purchaser in order to comply with the provisions of the Act, include the information required by Item 507 or 508 of Regulation S-K, as applicable (which information will be provided by such Initial Purchaser), in the Prospectus contained in the Exchange Offer Registration Statement; and

            (iv)  in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities pursuant to the Shelf Registration Statement as selling security holders.

    (b)
    The Company shall ensure that:

            (i)    any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder;

            (ii)  any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

            (iii)  any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)  The Company shall advise you, the Holders of Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Company a telephone or facsimile number and address for notices, and, if requested by you or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Company shall have remedied the basis for such suspension):

            (i)    when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

            (ii)  of any request by the Commission, after the Registration Statement has been declared effective, for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

            (iii)  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

            (iv)  of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

            (v)  of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

          (d)  The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

          (e)  The Company shall furnish to each Holder of Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, and, if the Holder so requests in writing, all exhibits thereto and all material (including exhibits) incorporated by reference therein.

          (f)    The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto (except if such use has been suspended, as described in Sections 4(c) and 4(k)) by each of the selling Holders of Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

          (g)  The Company shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto and all materials (including exhibits) incorporated by reference therein.

          (h)  The Company shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto (except if such use has been suspended, as described in Sections 4(c) and 4(k)) by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

          (i)    Prior to the Registered Exchange Offer or any other offering of Securities pursuant to any Registration Statement, the Company shall arrange, if necessary, for the qualification of the Securities or the New Securities for sale under the laws of such jurisdictions in the United States as any Holder shall reasonably request and will maintain such qualification in effect for so long as the applicable Registration Statement shall continue to be effective in accordance with the provisions hereof; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

          (j)    The Company shall cooperate with the Holders of Securities to facilitate the timely preparation and delivery of certificates representing New Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

          (k)  Upon the occurrence of any event contemplated by subsections (c)(ii) through (v) above, the Company shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document or take any other action so that, as thereafter delivered to the Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that if the Company determines based upon the advice of counsel that it is advisable to disclose in the Registration Statement an event described in Section 3(b)(ii)(B) and the board of directors of the Company shall have determined in good faith that such disclosure would not be in the best interest of the Company and its stockholders, the Company shall not be required to prepare and file such amendment, supplement or document for such period as the board of directors of the Company shall have determined in good faith is in the best interest of the Company. If the Company notifies any Initial Purchaser, Holder of Securities or Exchanging Dealer of the occurrence of any event contemplated by subsections (c)(ii) through (v) above, such Initial Purchaser, Holder and Exchanging Dealer shall forthwith suspend the use of the Prospectus until the requisite changes to the Prospectus have been made. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 and the Shelf Registration Statement provided for in Section 3(b) shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Securities and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

          (l)    Not later than the effective date of any Registration Statement, the Company shall provide a CUSIP number for the Securities or the New Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or New Securities, in a form eligible for deposit with The Depository Trust Company.

          (m)  The Company shall comply with all applicable rules and regulations of the Commission and shall use its reasonable best efforts to make generally available to its security holders as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Act.

          (n)  The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

          (o)  The Company may require each Holder of Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Securities as the Company may from time to time reasonably require for inclusion in such Registration Statement. The Company may exclude from such Shelf Registration Statement the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

          (p)  In the case of any Shelf Registration Statement, the Company shall enter into such agreements (including, in the case of an underwritten offering pursuant to Section 7, an underwriting agreement in customary form) and take all other appropriate actions in order to expedite or facilitate the registration or the disposition of the Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 (or such other provisions and procedures reasonably acceptable to the Majority Holders and the Managing Underwriters, if any) with respect to all parties to be indemnified pursuant to Section 6.

          (q)  In the case of any Shelf Registration Statement, the Company shall:

            (i)    make reasonably available for inspection during normal business hours by the Holders of Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, provided that, if, in the reasonable business judgment of the Company, such inspection would otherwise disrupt the conduct of the Company's business, such inspection shall be coordinated on behalf of the Holders and the other parties entitled to such inspection by one counsel designated by or on behalf of such Holders and other parties;

            (ii)  cause the Company's officers, directors and employees to supply all relevant information reasonably requested by or on behalf of the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality;

            (iii)  make such representations and warranties to the Holders of Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings but in no event more expansive than those set forth in the Purchase Agreement;

            (iv)  obtain opinions of counsel to the Company and updates thereof addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings but in no event more expansive than those set forth in the Purchase Agreement; and

            (v)  obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Securities registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings but in no event more expansive than those set forth in the Purchase Agreement.

The actions set forth in clauses (iii), (iv) and (v) of this subsection shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

          (r)  In the case of any Exchange Offer Registration Statement, the Company shall:

            (i)    make reasonably available for inspection during normal business hours by any such Initial Purchaser, and any attorney, accountant or other agent retained by such Initial Purchaser, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries; and

            (ii)  cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such Initial Purchaser or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by such Initial Purchaser or any such attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality.

          (s)  If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Company (or to such other person as directed by the Company) in exchange for the New Securities, the Company shall cancel, or cause to be cancelled, the Securities so exchanged for the New Securities. In no event shall the Securities be marked as paid or otherwise satisfied.

          (t)    The Company will use its reasonable best efforts (i) if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities or the New Securities, as the case may be, covered by a Registration Statement; or (ii) if the Securities were not previously rated, to cause the Securities covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by Majority Holders with respect to the related Registration Statement or by any Managing Underwriters.

          (u)  In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc.) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by:

            (i)    if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" (as defined in such Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities;

            (ii)  indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof; and

            (iii)  providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Rules.

          (v)  The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the New Securities, as the case may be, covered by a Registration Statement.

        5.    Registration Expenses.    The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith, and, in the case of any Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of counsel acting in connection therewith. Each Holder shall pay all fees and disbursements other than as set forth in the preceding sentence and all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Securities of such Holder pursuant to such Shelf Registration Statement.

        6.    Indemnification and Contribution.    (a) The Company agrees to indemnify and hold harmless each Holder of Securities or New Securities, as the case may be, covered by any Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) specifically for inclusion therein; and provided further that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the fact that such Holder sold Securities to a person to whom such Holder failed to send or give, at or prior to the written confirmation of such sale, a copy of the final Prospectus, as then amended or supplemented, if (x) the Company had previously furnished copies of such final

Prospectus, as then amended or supplemented, in sufficient quantity to such Holder, (y) such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in the preliminary Prospectus or in the final Prospectus prior to such amendment or supplement, and (z) the untrue statement or alleged untrue statement, or omission or alleged omission, had been cured in the final Prospectus, as then amended or supplemented. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        The Company also agrees to indemnify or contribute as provided in Section 6(d) to Losses of each underwriter of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(p) hereof.

          (b)  Each Holder of securities covered by a Registration Statement (including each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer) severally and not jointly agrees (and each underwriter of Securities or New Securities, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees or agents and each person who controls such underwriter shall agree) to indemnify and hold harmless the Company, each of its directors, officers, employees and agents and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel) (up to one counsel and one local counsel for all indemnified parties with respect to any one action or separate but similar or related actions arising out of the same general allegations or circumstances), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnifying party will be liable for indemnification or contribution under this Agreement for any settlement effected without the prior written consent of such indemnifying party.

          (d)  In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Security or New Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a New Security, applicable to the Security that was exchangeable into such New Security, as set forth on the cover page of the Final Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or New Securities, as applicable, registered under the Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  For purposes of this Section, each person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each director, officer, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e)  The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the directors, officers, employees, agents or controlling persons referred to in this Section hereof, and will survive the sale by a Holder of securities covered by a Registration Statement.

        7.    Underwritten Registrations.    (a) If any of the Securities or New Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably satisfactory to the Company.

          (b)  No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person's Securities or New Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        8.    Registrable Securities.    Notwithstanding anything herein to the contrary, the Company shall not be required to register any Securities or New Securities under the Act pursuant to the terms of this Agreement if (a) a Registration Statement with respect to such Securities or New Securities, as the case may be, shall have been declared effective under the Act and such Securities or New Securities, as the case may be, shall have been disposed of pursuant to such Registration Statement, (b) such Securities or New Securities, as the case may be, shall have been sold to the public pursuant to Rule 144 under the Act (or any successor provision thereto) or shall have otherwise become transferable pursuant to paragraph (k) of Rule 144A under the Act (or any successor provision thereto), (c) such Securities or New Securities, as the case may be, shall have ceased to be outstanding or (d) in the case of any Securities, such Securities shall have been exchanged for New Securities which have been registered under the Exchange Offer Registration Statement and shall have become freely tradeable without limitations under the Act.

        9.    No Inconsistent Agreements.    The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that prevents it from complying with the provisions hereof or otherwise from satisfying its obligations hereunder.

        10.  Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Securities (or, after the consummation of any Registered Exchange Offer in accordance with Section 2 hereof, of New Securities); provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or New Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or New Securities, as the case may be, being sold rather than registered under such Registration Statement.

        11.  Notices.    All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

          (a)  if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to Salomon Smith Barney Inc. at the address set forth on the first page of this Agreement;

          (b)  if to you, initially at the respective addresses set forth in the Purchase Agreement; and

          (c)  if to the Company, initially at its address set forth in the Purchase Agreement.

        All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, first class, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

        The Initial Purchasers or the Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

        12.  Successors.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Securities and the New Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of the Securities or New Securities, as applicable, in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any person shall acquire any Securities or New Securities in any manner, whether by operation of law or otherwise, such Securities or New Securities, as applicable, shall be held subject to all of the terms of this Agreement, and by taking and holding such Securities or New Securities, as applicable, such person shall be deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

        13.  Counterparts.    This Agreement may be in signed counterparts, each of which shall an original and all of which together shall constitute one and the same agreement.

        14.  Headings.    The headings used herein are for convenience only and shall not affect the construction hereof.

        15.  Applicable Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

        16.  Severability.    In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

        17.  Securities Held by the Company, etc.    Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company or its Affiliates shall be disregarded and deemed not to be outstanding in determining whether such consent or approval was given by the Holders of such required percentage.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Initial Purchasers.

Very truly yours,
City National Corporation,
by
Name: Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
City National Securities, Inc.
Credit Suisse First Boston Corporation
Keefe, Bruyette & Woods, Inc.
Lehman Brothers Inc.
RBC Dominion Securities Corporation

By:    Salomon Smith Barney Inc.

by
Name: Title:

For themselves and the other several Initial
Purchasers named in Schedule I to
the Purchase Agreement.

ANNEX A

        Each Broker-Dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business 210 days after the Expiration Date, it will make this Prospectus available to any Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

ANNEX B

        Each Broker-Dealer that receives New Securities for its own account in exchange for Securities, where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution".

ANNEX C

PLAN OF DISTRIBUTION

        Each Broker-Dealer that receives New Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of New Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business 210 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale. In addition, until                        , [200  ], all dealers effecting transactions in the New Securities may be required to deliver a prospectus.

        The Company will not receive any proceeds from any sale of New Securities by brokers-dealers. New Securities received by Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such New Securities. Any Broker-Dealer that resells New Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit resulting from any such resale of New Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 210 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal. Notwithstanding the foregoing, the Company is entitled under the registration rights agreement to suspend the use of this Prospectus by any Broker-Dealers under specified circumstances, in which case the period referred to above will be extended by a number of days equal to the period of suspension. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the Holders of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Securities Act.

        [If applicable, add information required by Regulation S-K Items 507 and/or 508. S-K 502(b) legend must appear on the back cover.]

ANNEX D

Rider A

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
Name:

Address:

Rider B

        If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the New Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of New Securities and it has no arrangements or understandings with any person to participate in a distribution of the New Securities. If the undersigned is a Broker-Dealer that will receive New Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for New Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such New Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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CITY NATIONAL CORPORATION $225,000,000 5.125% Senior Notes Due 2013 Registration Rights Agreement
PLAN OF DISTRIBUTION